United States
                       Securities And Exchange Commission
                             Washington, D.c. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                     September 16, 1998 (September 10, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania             000-22026              25-1407782
(State or other jurisdiction (Commission File Number) (IRS Employer
        of corporation)                                 Identification No.)


One RentWay Place, Erie, Pennsylvania               16505
(Address of principal executive offices)           Zip Code


Registrant's telephone number, including area code:         (814) 455-5378

                                 RENT-WAY, INC.

Item 5.    Other Events


The registrant issued the following press release on September 10, 1998:

     ERIE, PA. -- Rent-Way, Inc. today announced that it has completed the acquisition of the assets of Cari Rentals, a 23-store rental-purchase chain. Cari Rentals, with annualized revenues of approximately $8 million, operates stores under the Budget Rentals and Cari Rentals names in Iowa, Missouri, Nebraska and South Dakota. The purchase price was approximately $7 million.

William Morgenstern, President and Chief Executive Officer of Rent-Way, said, "The Cari Rentals and Budget Rentals stores are an exciting acquisition for us because they represent entirely new and undeveloped territory for Rent-Way. Our goal is to integrate the stores into our existing operations before the consummation of our previously announced merger with Home Choice."

Rent-Way, Inc. operates 407 rental-purchase stores located in 25 states primarily in the Southeast, Midwest and Northeast. Rent-Way rents brand name consumer merchandise such as home entertainment equipment, furniture and major appliances on a week-to-week or month-to-month basis under full service rental-purchase agreements.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Rent-Way, Inc.
               (Registrant)

Date    September  16, 1998
                                                  /s/ Jeffrey A. Conway
                                                      (Signature)
                                                  Jeffrey A. Conway
                                                  Chief Financial Officer